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                                                                    EXHIBIT 24.2

                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Paul Rubin, M.D. and Trevor Phillips, Ph.D., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all
(1) amendments (including post-effective amendments) and additions to the Registration Statement, dated March 19, 2001, of Critical Therapeutics, Inc. on Form S-1 and (2) Registration Statements of Critical Therapeutics, Inc., and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   /s/ Richard W. Dugan                Director           April 22, 2004
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     Richard W. Dugan